UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2008

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Gabbert Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 26, 2008 Firstgold Corp. entered into an Agency Agreement with D & D Securities Company (“D&D”) whereby D & D agreed to act as agent to sell up to 12,000,000  Units at a price of $.65 per Unit.  Each Unit consists of one share of Firstgold’s common stock and 1/2 warrant to purchase a share of Firstgold’s common stock at an exercise price of $.80 per share.  The warrants are exercisable for a term of 18 months.  On February 26, 2008 D&D completed the first tranche of this financing with the sale of 5,094,193 Units for gross proceeds of $3,311,225.45. D&D was paid a selling commission of 7% or $231,786 and was issued broker’s units equal to 10% of the Units sold which represents 509,419 shares of Firstgold’s common stock and warrants to purchase an additional 254,710 shares of Firstgold’s common stock at an exercise price of $.80 per share.

  The Units were offered and sold exclusively to individuals residing or entities formed outside the United States who were not deemed to be “US persons” as that term is defined under Regulation S of the Securities Act of 1933.  Each investor represented that it was purchasing such Units for its own account.  Both the offer and the sale of the Firstgold Units were made outside the United States in “offshore transactions” as that term is defined under Regulation S.  The shares and warrants are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act of 1933 and bear a restrictive legend.

Item 9.01	Financial Statements and Exhibits

Exhibits.

99.(a)	Press Release dated February 29, 2008
4.6	Form of Warrant dated February 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: March 3, 2008	By:	/s/ A. SCOTT DOCKTER
A. Scott Dockter, Chief Operating Officer